EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-121006, 333-115505, 333-81340, 333-51556, 333-38886, 333-140624 and 333-25021) and Form S-3 (Nos. 333-123570, 333-108963, 333-108989, 333-108964 and 333-107579) of Aastrom Biosciences, Inc. (a development stage company) of our report dated September 13, 2007 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Detroit, Michigan
September 13, 2007